UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 8, 2017
Date of Report (Date of earliest event reported)

KONA GRILL, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34082	20-0216690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15059 North Scottsdale Road, Suite 300 Scottsdale, Arizona 85254
(Address of principal executive offices) (Zip Code)

(480) 922-8100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01     Other.

On April 26, 2017, Kona Grill, Inc. (the “Company”), received a letter from James C. Pappas of JCP Investment Management, LLC (“JCP”), inquiring whether the Company’s Board of Directors would support JCP acquiring 29.9% of the Company’s common stock in the open market. Mr. Pappas’ letter is attached hereto as Exhibit 99.1.

On May 8, 2017, after discussion of Mr. Pappas’ letter during a regular meeting, the Company’s Board of Directors delivered a letter to Mr. Pappas in the form of the letter attached hereto as Exhibit 99.2. The letter indicated that the Board is not interested in making an exception for Mr. Pappas under the Company’s Stockholder Rights Plan in order to allow his acquisition of more than 9.9% of the Company’s outstanding stock.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Letter from James C. Pappas
99.2	Letter from the Company to James C. Pappas

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 8, 2017	KONA GRILL, INC.

	By:	/s/ Christi Hing
Christi Hing
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Letter from James C. Pappas
99.2	Letter from the Company to James C. Pappas